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                                                            Exhibit 10.9.2


EXHIBIT D

                             OPTION AGREEMENT

    OPTION AGREEMENT, dated as of March 8, 1996 (this "Agreement"), made by O'BRIEN ENVIRONMENTAL ENERGY, INC.. a Delaware corporation, as a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the
"Parent"),  in  favor  of  NRG ENERGY, INC., a  Delaware  corporation  (the
"Lender").

                                WITNESSETH

     WHEREAS, Pursuant to the Loan Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between O'BRIEN (SCHUYLKILL) COGENERATION, INC. (the "Borrower") and the Lender, the Lender has agreed to make a Loan to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Note issued by the Borrower under the Credit Agreement,

     WHEREAS, pursuant to the Guarantee, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the ("Guarantee") made by the Parent in favor of the Lender, the Parent has guaranteed the obligations of the Borrower to the Lender,

     WHEREAS, it is a condition precedent to the obligation of the Lender to make the Loan to the Borrower under the Credit Agreement that the Parent shall have executed and delivered this Agreement to the Lender; and

     WHEREAS, the Parent is the parent of the Borrower, and it is to the advantage of Parent that the Lender make the Loan to the Borrower.

     NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make the loan to the Borrower under the Credit Agreement, the Parent hereby agrees with the Lender as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     2. Option to Convert Portion of Loan to Common Stock. The Parent hereby grants to the Lender, at any time after both (a) the NRG Plan Effective Date and (b) the date on which the Lender shall have made the Loan, the right, upon not less then fifteen Business Days' prior written notice to the Parent, to exchange the Note for (1) a new promissory Note in a principal amount which is $3 million less than the previously outstanding principal amount of the Note for which it is exchanged and (2) that number of shares of common stock of the Parent which would equal, on a fully diluted basis, 5,767% of the shares of common stock of the Company (the "Conversion Shares") as of the NRG Plan Effective Date. On the day specified in the notice delivered pursuant to the preceding sentence, the Lender shall deliver the Note to the Company in exchange for (1) the delivery by the Company to the Lender of a new Note in a principal amount which is $3 million less than the previously outstanding principal amount of the old Note (and the Parent agrees to cause the Company to deliver such new Note) and (2) the delivery by the Parent to the Lender of the Conversion Shares.

    3. Notices. All notices, requests and demands to or upon the Lender or the Parent to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and


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shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified m4 return receipt requested, or (3) if by telex, fox or similar electronic transfer, when sent and receipt his been confirmed, addressed as se forth in the Agreement.

    4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   5. Amendments in Writing; No Waiver: Cumulative Remedies. None of the terms or provisions of Ws Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Parent and the Lender.

   6. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof

   7. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Parent and shall inure to the benefit of the Lender and its successors and assigns.

   8.      Governing  Law.   This  Agreement  shall  be  governed  by,  and
construed and interpreted in accordance with, the law of the State  of  New
York.

    IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                              O'BRIEN ENVIRONMENTAL ENERGY, INC.

                              By  /s/ John B. Kelly
                              Name:  John B. Kelly
                              Title: Chief Administrative Officer

                                     2

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April 30, 1996


Craig A. Mataczynski
Vice President
NRG Energy, Inc.
1221 Nicollet Mail, Suite 700
Minneapolis, NN 55403-2445


Dear Craig:

    I am writing to confirm our calculations for the number of shares of NRG Generating (U.S.) Inc. ("Generating") that will be issuable to NRG Energy, Inc. ("NRG") upon exercise of its $3 million dollar option granted in connection with the Grey's Ferry project. As you know, on the closing of the Plan of Reorganization, a total of 6,474,814 shares of Generating Common Stock will be issued, 2,710,357 of which shares will be issued to NRG or its designated affiliate. Based upon these numbers, and the terms of the option (a copy of which is attached), the number of Generating shares that NRG Energy is entitled to receive upon exercise of its option in full is 396,301 shares of Generating Common Stock, and the exercise price per share is $7.57. Attached is a chart showing how we calculated these numbers. Please confirm your concurrence with our calculations by countersigning this letter in the space provided below.


                              The Official Committee of
                              Equity Security Holders of
                              O'Brien Environmental Energy

                              By:  /s/ Lawrence Littman
                                       Lawrence Littman
                                       Committee Chair


AGREED TO:

NRG ENERGY, INC.

By:  /s/ Craig A. Mataczynski